UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2009

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 17, 2009, i2 Technologies, Inc. (the “Company”) granted restricted stock units (“RSUs”) to Jackson L. Wilson, Jr., the Company’s Chairman, President and Chief Executive Officer, and Michael J. Berry, the Company’s Executive Vice President, Finance and Accounting, and Chief Financial Officer.

Jackson L. Wilson, Jr.

Pursuant to Mr. Wilson’s Employment Agreement with the Company, the Company granted Mr. Wilson RSUs with respect to 160,513 shares of common stock, par value $.00025 per share, of the Company. The RSUs vest upon completion of the following objectives as determined by the Board’s compensation committee in its sole discretion on or before December 31, 2010: (i) selection and development of a high performing management team resulting in less involvement by the Board in operational matters; (ii) improved shareholder relations; (iii) development of a culture of teamwork; (iv) improvement in employee morale; and (v) achievement of scale and sustainability of the Company through development of an agreed upon strategy, succession planning, and growth of revenue and profit organically and/or through acquisition, merger or the addition of a product line. The RSUs may vest so long as Mr. Wilson is President, Chief Executive Officer, Chairman or Executive Chairman of the Company. Upon a Change in Control (as such term is defined in the Employment Agreement), while Mr. Wilson is employed by or providing services to the Company, the RSUs will vest in full.

Michael J. Berry

The Company granted Mr. Berry RSUs with respect to 80,256 shares of the Company’s common stock. The RSUs vest upon completion of the following objectives as determined by the Board’s compensation committee in its sole discretion on or before December 31, 2010: (i) selection and development of a high performing management team resulting in less involvement by the Board in operational matters; (ii) improved shareholder relations; (iii) development of a culture of teamwork; (iv) improvement in employee morale; and (v) achievement of scale and sustainability of the Company through development of an agreed upon strategy, succession planning, and growth of revenue and profit organically and/or through acquisition, merger or the addition of a product line. The RSUs may vest so long as Mr. Berry is an employee of the Company. Upon a Change in Control (as such term is defined in Mr. Berry’s Executive Retention Agreement with the Company, as amended), while Mr. Berry is employed by the Company, the RSUs will vest in full. In the event that the Company terminates Mr. Berry’s employment other than for Cause or Mr. Berry terminates his employment for Good Reason during the Term (as such terms are defined in the Executive Retention Agreement), all outstanding RSUs shall vest immediately prior to such cessation of service, subject to certain limitations set forth in the Executive Retention Agreement.

The foregoing summary is subject to, and qualified in its entirety by the Restricted Stock Unit Issuance Agreements for Mr. Wilson and Mr. Berry filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Restricted Stock Unit Issuance Agreement dated February 17, 2009 with Jackson L. Wilson, Jr.

10.2	Restricted Stock Unit Issuance Agreement dated February 17, 2009 with Michael J. Berry

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2009	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer